UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2015

GAMING AND LEISURE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

825 Berkshire Blvd., Suite 400
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendment to Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 18, 2015, the Company's Board of Directors adopted an amended and restated Code of Business Conduct, which covers all employees and directors of the Company. The amended Code of Business Conduct is available on the Company's website at www.glpropinc.com/AboutUs and a copy of the Code of Business Conduct is attached hereto as Exhibit 14.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 18, 2015, the Company held its Annual Meeting of Shareholders (the "Annual Meeting"). A total of 114,770,016 shares of the Company's common stock were entitled to vote as of April 17, 2015, the record date for the Annual Meeting, of which 94,601,420 were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1. Election of Two Class II Directors to hold office until the 2018 Annual Meeting of Shareholders.

Nominee	For	Withheld	Broker Non-Votes
Wesley R. Edens	61,714,748	26,161,289	6,725,383
David A. Handler	71,980,923	15,895,114	6,725,383

PROPOSAL 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the current fiscal year ending December 31, 2015

For	Against	Abstentions	Broker Non-Votes
94,373,980	59,278	168,162	-

PROPOSAL 3. Shareholder Proposal to Declassify the Board of Directors. The shareholders voted in favor of the proposal presented by a shareholder of the Company asking the Company, in compliance with applicable laws, to eliminate the classification of the Board of Directors, as follows:

For	Against	Abstentions	Broker Non-Votes
63,141,402	24,505,935	228,700	6,725,383

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 19, 2015	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer

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